Exhibit 3.297

CERTIFICATE OF FORMATION

OF

WALDORF ASTORIA MANAGEMENT LLC

This Certificate of Formation of Waldorf Astoria Management LLC (the “LLC”), dated as of September 19, 2007, has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Waldorf Astoria Management LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ David Marote
David Marote
Authorized Person

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

WALDORF ASTORIA MANAGEMENT LLC

Waldorf Astoria Management LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is Waldorf Astoria Management LLC.

2. The certificate of formation of the company is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article FIRST the following new Article FIRST:

FIRST. The name of the limited liability company formed hereby is Waldorf=Astoria Management LLC.

Executed on this 15th day of October, 2007.

/s/ David Marote
David Marote
Authorized Person

Delaware Domestic Limited Liability Company Certificate of Amendment 1/96 - 1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:	Waldorf=Astoria Management LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the company is Waldorf
Astoria Management LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 20th day of October, A.D. 2010.

By:	/s/ Owen Wilcox

Authorized Person(s)

Name:	Owen Wilcox
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State of Delaware

Certificate of Correction

of a Limited Liability Company

to be filed pursuant to Section 18-211(a)

1.	The name of the Limited Liability Company is:
Waldorf Astoria Management LLC

2.	That a Certificate of Amendment was filed by the Secretary of State of Delaware on October 20, 2010, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

3.	The inaccuracy or defect of said Certificate is: (must give specific reason)
The name of the company is Waldorf Astoria Management LLC, which was filed without approval.

4.	The Certificate is hereby corrected to read as follows:
The name of the company is Waldorf=Astoria Management LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 8th day of November, A.D. 2010.

By:	/s/ Owen Wilcox

Authorized Person

Name:	Owen Wilcox
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